Exhibit 99.2
Broadband Test Systems
CONDENSED COMBINED BALANCE SHEETS
(in thousands)
(unaudited)

	July 1,	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable, less allowance for doubtful accounts of $0 on July 1, 2007 and December 31, 2006	4,921	3,169
Inventories, net	500	507
Prepayments and other current assets	267	207
Assets held for sale (note D)	4,273	4,273

Total current assets	9,961	8,156

Property, plant and equipment:
Machinery and equipment	19,300	20,985
Less: Accumulated depreciation	18,577	20,157

Net property, plant and equipment	723	828
Deferred tax assets	264	440
Other assets	55	—

Total assets	$11,003	$9,424

LIABILITIES
Current liabilities:
Accounts payable	$240	$163
Accrued expenses (note C)	796	2,084
Accrued employee compensation and benefits	1,008	1,346
Deferred revenue and customer advances	1,260	2,418

Total liabilities	3,304	6,011

PARENT COMPANY EQUITY
Parent company investment	7,644	3,413
Accumulated other comprehensive income	55	—

Total parent company equity	7,699	3,413

Total liabilities and parent company equity	$11,003	$9,424

The accompanying notes, together with the Notes to the Combined Financial Statements for the year ended December 31, 2006, are an integral part of the condensed combined financial statements.

Broadband Test Systems
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Six Months Ended
	July 1,	July 2,
	2007	2006

Net revenue:
Products	$2,714	$4,345
Services	7,510	7,675

Total net revenue	10,224	12,020

Cost of revenues:
Cost of products	1,241	2,420
Cost of services	3,899	3,429

Total cost of revenue	5,140	5,849

Gross profit	5,084	6,171

Operating expenses:
Engineering and development	1,751	3,374
Selling and marketing	1,344	2,687
General and administrative	1,233	1,731
Restructuring (note F)	170	894

Total operating expenses	4,498	8,686

Income (loss) from operations	586	(2,515)

Provision (benefit) for income taxes	194	(67)

Net income (loss)	$392	$(2,448)

The accompanying notes, together with the Notes to the Combined Financial Statements for the year ended December 31, 2006, are an integral part of the condensed combined financial statements.

Broadband Test Systems
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	July 1,	July 2,
	2007	2006

Cash flows from operating activities:
Net income (loss)	$392	$(2,448)
Adjustments to reconcile net income (loss) to net cash (used for) provided by operating activities:
Depreciation	185	355
Stock-based compensation from Parent	450	580
Provision for inventory obsolescence	—	156
Deferred income tax	176	(98)
Other non-cash items, net	55	74
Changes in operating assets and liabilities:
Accounts receivable	(1,752)	4,915
Inventories	7	215
Prepayments and other assets	(115)	(26)
Accounts payable	77	(1,097)
Accrued expenses	(1,288)	879
Accrued employee compensation and benefits	(338)	(445)
Deferred revenue and customer advances	(1,158)	(48)

Net cash (used for) provided by operating activities	(3,309)	3,012

Cash flows from investing activities:
Investments in property, plant and equipment	(80)	(221)

Net cash used for investing activities	(80)	(221)

Cash flows from financing activities:
Transfer from (to) Parent	3,389	(2,791)

Net cash provided by (used for) financing activities	3,389	(2,791)

Decrease in cash and cash equivalents	$—	$—
Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$—	$—

The accompanying notes, together with the Notes to the Combined Financial Statements for the year ended December 31, 2006, are an integral part of the condensed combined financial statements.

Broadband Test Systems
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)
A.	THE BUSINESS
The accompanying condensed, combined financial statements are those of Teradyne Broadband Test Systems (“Broadband Test Systems”). Broadband Test Systems was a division of Teradyne, Inc. (the “Parent”) until August 1, 2007 at which time it was sold to Tollgrade Communications Inc., for $11.3 million. Broadband Test Systems provides test systems and services for testing lines and qualifying lines for Digital Subscriber Line (DSL) and traditional voice telephone networks.
B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The amounts set forth in the accompanying condensed combined financial statements of Broadband Test Systems are unaudited and in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such interim financial statements have been included. The December 31, 2006 condensed combined balance sheet data were derived from the audited financial statements, but do not include all disclosures required by generally accepted accounting principles. The accompanying condensed combined financial statements of Broadband Test Systems should be read in conjunction with the audited financial statements for the year ended December 31, 2006 and include assets, liabilities, operating results and cash flows of the business as included in the historical financial statements of the Parent. Broadband Test Systems’ costs and expenses include allocations from the Parent for centralized information technology, employee benefits, legal, accounting, real estate, insurance, treasury, financing and other corporate and infrastructure costs, as well as allocations for profit sharing, variable compensation and stock-based compensation (see Note K). Management believes the assumptions used to prepare Broadband Test Systems’ condensed combined financial statements from the historical statements of the Parent are reasonable and include all costs of doing business. The financial information included herein may not necessarily reflect the condensed combined financial position, operating results, changes in parent company equity and cash flows of Broadband Test Systems in the future or what they would have been had Broadband Test Systems been a separate, stand-alone entity during the periods presented. Because a direct ownership relationship did not exist among all various units comprising Broadband Test Systems, the Parent’s net investment in Broadband Test Systems is shown in lieu of stockholder’s equity in the condensed combined financial statements.
Principles of Combination
The condensed combined financial statements include the accounts of Broadband Test Systems. All intra-company transactions and balances have been eliminated in combination.
Preparation of Financial Statements and Use of Estimates
The preparation of the condensed combined financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. Actual results may differ significantly from these estimates.
Concentrations of Credit Risk
Broadband Test Systems’ customers are concentrated in the telecommunications industry. Broadband Test Systems markets its products principally in North America and Europe. Broadband Test Systems had customers that accounted for greater than 10% of the total revenue and outstanding accounts receivable, as follows:

	Accounts Receivable		Revenue
		As of	Six months	Six months
	As of	December 31,	ended July 1,	ended July 2,
	July 1, 2007	2006	2007	2006

Customer A	69%	40%	42%	24%
Customer B	13%	*	12%	14%
Customer C	*	15%	14%	22%
Customer D	*	13%	*	*
Customer E	*	10%	*	*
Customer F	*	*	*	10%

*	Indicates that the amount is less than 10% of Broadband Test Systems’ accounts receivable and revenue for the respective period.

Broadband Test Systems
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)
(unaudited)
B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
Inventories
Inventories, net of related reserves, as of July 1, 2007 and December 31, 2006, consisted of:

	July 1,	December 31,
	2007	2006
	(in thousands)
Raw materials	$228	$184
Work in progress	33	107
Finished goods	239	216

	$500	$507

C.	SUPPLEMENTAL BALANCE SHEET INFORMATION
Accrued expenses consist of the following:

	July 1,	December 31,
	2007	2006
	(in thousands)
Professional and contracted services	$180	$1,105
Sales and property taxes	399	402
Employee severance	95	271
Other	122	306

Total	$796	$2,084

D.	ASSETS HELD FOR SALE
During the fourth quarter of 2006, Broadband Test Systems decided to sell its corporate headquarters and operations facility in Deerfield, Illinois to eliminate excess facility space. Accordingly, beginning in the fourth quarter 2006 the assets were reclassified as held for sale on the balance sheet. In addition, depreciation related to those assets, which was not material, ceased at that time.
During August 2007, the sale of the land and building was completed for a price of $8.5 million and a net gain of approximately $3.6 million.
E.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 establishes a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. SFAS No. 157 will not have a material impact on the Broadband Test Systems’ financial position and results of operations.

Broadband Test Systems
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)
(unaudited)
F.	RESTRUCTURING
Restructuring charges for Broadband Test Systems relate to employee severance and benefits from reduction-in-force activities as a result of decreases in product demand. The tables below summarize the restructuring charges and activity for the six months ended July 1, 2007 and July 2, 2006. The restructuring accrual is reflected in accrued expenses.

Restructuring
activity
(in thousands)
Balance at December 31, 2006	$271
2007 provision	170
Cash payments	(346)

Balance at July 1, 2007	$95

Restructuring
activity
(in thousands)
Balance at December 31, 2005	$2
2006 provision	894
Cash payments	(2)

Balance at July 2, 2006	$894

During the six months ended July 1, 2007, Broadband Test Systems recorded a charge of $170 thousand for severance and related employee benefits related to the termination of one employee located in the United States.
During the six months ended July 2, 2006, Broadband Test Systems recorded a charge of $894 thousand for severance and related employee benefits related to the termination of 14 employees located primarily in the United States.
G.	STOCK-BASED COMPENSATION
During the six months ended July 1, 2007, the Parent granted restricted stock units to Broadband Test Systems employees. The total number of units granted was 45 thousand at the weighted average grant date fair value of $15.28. Awards granted to employees were scheduled to vest in equal installments over four years.
H.	OTHER COMPREHENSIVE INCOME
Other comprehensive income is calculated as follows (in thousands):

	For the Six Months Ended
	July 1, 2007	July 2, 2006
Net income (loss)	$392	$(2,448)
Change in unrealized loss on foreign exchange contracts	55	(30)

Other comprehensive income (loss)	$447	$(2,478)

Broadband Test Systems
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)
(unaudited)
I.	RETIREMENT PLANS
U.S., U.K. and German Defined Benefit Pension Plans
The Parent has defined benefit pension plans covering certain of its U.S., U.K. and German employees. The accompanying condensed combined financial statements include an allocation of total pension expense based on the portion of the Parent’s plans which are estimated to be related to Broadband Test Systems employees. Pension expense of $194 thousand and $265 thousand are included in Broadband Test Systems’ statements of operations for the six months ended July 1, 2007 and July 2, 2006, respectively. The Broadband Test Systems condensed combined balance sheets do not contain any assets or liabilities related to the Parent’s pension plans. There were no existing liabilities for contributions that were due but unpaid as of July 1, 2007 and July 2, 2006.
J.	INCOME TAXES
The six months ended July 1, 2007 income tax provision relates to foreign taxes. Included in the six months ended July 1, 2007 tax provision is a write-off of $164 thousand of deferred tax assets related to Belgium net operating loss carryforwards, as it is no longer more likely than not that these assets will be realized.
In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Broadband Test Systems adopted FIN 48 on January 1, 2007. As a result of the implementation of FIN 48, there was no adjustment in the liability for unrecognized income tax benefits. At the adoption date of January 1, 2007 and as of July 1, 2007, Broadband Test Systems had no unrecognized tax benefits. Broadband Test Systems recognizes interest and penalties related to uncertain tax positions in income tax expense. As of the adoption date of January 1, 2007 and as of July 1, 2007, Broadband Test Systems had no accrued interest related to uncertain tax positions. Broadband Test Systems files federal, state and foreign income tax returns. Broadband Test Systems has open tax years beginning in 2003 for major jurisdictions including U.S., U.K. and Germany.
K.	RELATED PARTY TRANSACTIONS
Parent Allocations
Broadband Test Systems’ costs and expenses include allocations from the Parent for centralized information technology, legal, accounting, employee benefits, real estate, insurance, treasury and other corporate and infrastructure costs, as well as allocations for profit sharing, variable compensation and stock-based compensation. These allocations have been determined on bases that Broadband Test Systems and the Parent considered to be reasonable reflections of the utilization of services or the benefit received by Broadband Test Systems. The allocation methods include relative sales, headcount, salaries, square footage and usage. Allocated costs included in the condensed combined statement of operations for the six months ended July 1, 2007 and July 2, 2006 were as follows (in thousands):

	Six months	Six months
	ended	ended
	July 1, 2007	July 2, 2006

Cost of revenues	$123	$192
Engineering and development	207	320
Selling and marketing	242	384
General and administrative	794	1,131

Total	$1,366	$2,027

Broadband Test Systems
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)
(unaudited)
K.	RELATED PARTY TRANSACTIONS — (continued)
Broadband Test Systems’ assets and liabilities include allocations from the Parent related to the centralized services provided by the Parent, including prepaid insurance premiums, general and administrative prepaid assets and accruals (such as prepaid maintenance fees and legal and audit fee accruals), profit sharing and variable compensation. The condensed combined balance sheet of Broadband Test Systems include the following allocated assets and liabilities as of July 1, 2007 and December 31, 2006:

	July 1,	December 31,
	2007	2006

Prepayments and other current assets	$160	$109
Other assets	55	—
Accrued expenses	158	241
Accrued employee compensation and benefits	1,008	1,346